Microsoft Word 11.0.6502;SUB-ITEM 77I

MFS High Income Fund, a series of MFS Series Trust III, established new classes of shares and re-designated classes of shares as described in the prospectus supplement contained in Post-Effective Amendment No. 37 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on March 31, 2005, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.